EXHIBIT 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

CONVERTIBLE PROMISSORY NOTE

March 3, 2008

$906,500	Los Angeles, California

FOR VALUE RECEIVED, the undersigned, Zealous Trading Group, Inc., a Nevada corporation ("Maker"), promises to pay to Transfer Online Technology Development, LLC ("Payee") at 317 SW Adler Street, 2nd Floor, Portland, Oregon 97204, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the aggregate sum of Nine Hundred Six Thousand Five Hundred Dollars ($906,500).  Maker further agrees as follows:

Section 1.      Interest Rate and Fees.

Interest shall accrue at a rate of 6% per annum based on a 365 day year commencing on October 11, 2007.

Section 2.      Payments.

2.1  Accrued interest shall be paid on the March 3, 2009 (the “Maturity Date”).

2.2  On or before March 3, 2009 all outstanding amounts owing under this Note, including unpaid interest and principal, shall be paid.

2.3  Maker shall have the right to prepay this Note in full or in part at any time, without premium or penalty.

Section 3.      Mandatory Conversion.

The Payee acknowledges and agrees that this Note may not be converted until an amendment to the Articles of Incorporation of the Company increasing the authorized shares of the Makers’s Common Stock to 1,500,000,000 shares is approved by a majority of the Makers’s shareholders (the “Authorized Share Amendment”) and is filed with the Secretary of State of the State of Nevada and becomes effective (the “Amendment Effective Date”).  After the Amendment Effective Date, this Note (including interest) shall automatically convert into shares of Common Stock of Maker at a value of $0.08 per share (which price represents the average market price of the Maker’s Common Stock on October 11, 2007, when the parties negotiated the essential terms of that certain Asset Purchase Agreement of even date herewith.)

Section 4.      Mechanics of Conversion.

Upon the conversion of this Note, the Payee shall surrender this Note, duly endorsed, at the office of the Maker. Within 20 days of the conversion of this Note or as soon as practicable, Maker shall, issue and deliver to Payee, a certificate or certificates for the Common Stock to which the Payee is entitled.  No fractional shares shall be issued upon conversion of this Note and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

Section 5.      Default.

It shall be an event of default ("Event of Default"), and the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

5.1  any failure on the part of Maker to make any payment when due, whether by acceleration or otherwise, and the continuation of such failure for a period of thirty (30) days after written notice thereof from Payee;

5.2      Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

5.3  a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

5.4  Maker consents to or suffers the appointment of a guardian, receiver, trustee or custodian to any substantial part of its assets that is not vacated within thirty (30) days;

5.5  the dissolution, termination of existence, or insolvency of Maker; or

5.6  Maker consents to or suffers an attachment, garnishment, execution or other legal process against any of his assets that is not released within thirty (30) days.

Section 6.      Waivers.

Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

Section 7.     Securities Act of 1933.  Upon conversion of this Note, the persons entitled to receive the shares of Common Stock may be required to execute and deliver to the Maker an instrument, in form satisfactory to the Maker, representing that such person is an accredited investor as defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Act") and the shares of Common Stock are being acquired for investment, and not with a view to distribution, within the meaning of the Act.

Section 8.     Shareholder Status.  Nothing contained in this Note shall be construed as conferring upon the Payee the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any rights whatsoever as a shareholder of the Maker prior to conversion hereof.

Section 9.      Miscellaneous.

9.1  This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.  This Note may not be modified by an oral agreement, even if supported by new consideration.

9.2  The covenants, terms and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

9.3  This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties.  If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

9.4  This Note shall be governed by the laws of New York, without giving effect to principals of conflicts of laws.

9.5  All notices, requests, demands and other communications required or permitted hereunder or by law shall be in writing and given to the parties at the addresses listed below (or to such other address as shall at any time be designated by any party in writing to the other parties):  (a) by certified U.S. mail, return receipt requested, postage prepaid; (b) by recognized overnight courier service (e.g., Federal Express); or (c) by hand-delivery:

To Maker :

Zealous Trading Group, Inc.
1800 Century Park East, Suite 200
Los Angeles, CA  90067
Att: Chief Executive Officer

To Payee:
Transfer Online Technology Development, LLC
Attn: Lori Livingston
317 SW Alder Street, 2nd Floor
Portland, OR 97204

All such notices shall be deemed effective  (a) three days after being deposited in the United States mail, first class, postage prepaid, or (b) one day after being delivered to a reputable overnight delivery service.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

Zealous Trading Group, Inc.
a Nevada corporation

By:________________________________
Name:______________________________
Its:________________________________

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